                                                              Exhibit 4.13
                                                              ------------

Draft Dated May 31, 1996

============================================================================





                            R. J. TOWER CORPORATION





                                NOTE AGREEMENT





                           Dated as of May 31, 1996





            Re:  $40,000,000 7.65% Senior Secured Notes, Series A,
                               Due June 1, 2006
                                      and
                 $25,000,000 7.82% Senior Secured Notes, Series B,
                               Due June 1, 2008





============================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

Section                                    Heading                                           Page
Section 1.      Description of Notes and Commitment.........................................   1

   Section 1.1.      Description of Notes...................................................   1
   Section 1.2.      Commitment, Closing Date...............................................   2
   Section 1.3.      Other Agreements.......................................................   2
   Section 1.4.      Subsidiary Guaranties..................................................   2
   Section 1.5.      Security for the Notes.................................................   3
   Section 1.6.      Release of Liens on Collateral and Subsidiary Guaranties...............   4

Section 2.      Prepayment of Notes.........................................................   5

   Section 2.1.      Required Prepayments...................................................   5
   Section 2.2.      Optional Prepayment with Premium.......................................   6
   Section 2.3.      Notice of Optional Prepayments.........................................   6
   Section 2.4.      Application of Prepayments.............................................   6
   Section 2.5.      Direct Payment.........................................................   6

Section 3.      Representations.............................................................   7

   Section 3.1.      Representations of the Company.........................................   7
   Section 3.2.      Representations of the Purchaser.......................................   7

Section 4.      Closing Conditions..........................................................   9

   Section 4.1.      Conditions.............................................................   9
   Section 4.2.      Waiver of Conditions...................................................  11

Section 5.      Company Covenants...........................................................  11

   Section 5.1.      Corporate Existence, Etc...............................................  11
   Section 5.2.      Insurance..............................................................  11
   Section 5.3.      Taxes, Claims for Labor and Materials; Compliance with Laws............  11
   Section 5.4.      Maintenance, Etc.......................................................  12
   Section 5.5.      Nature of Business.....................................................  12
   Section 5.6.      Consolidated Adjusted Net Worth........................................  12
   Section 5.7.      Fixed Charges Coverage Ratio...........................................  12
   Section 5.8.      Limitations on Indebtedness............................................  13
   Section 5.9.      Limitation on Liens....................................................  14
   Section 5.10.     Distributions..........................................................  16
   Section 5.11.     Mergers, Consolidations and Sales of Assets............................  17
   Section 5.12.     Repurchase of Notes....................................................  21
   Section 5.13.     Transactions with Affiliates...........................................  21

   Section 5.14.     Withdrawal from Multiemployer Plans and Termination of Pension Plans.... 21
   Section 5.15.     Reports and Rights of Inspection........................................ 22
   Section 5.16.     Guaranty by Subsidiaries................................................ 26
   Section 5.17.     Designation of Subsidiaries............................................. 26
   Section 5.18.     Limitation on Restrictive Agreements.................................... 26
   Section 5.19.     Undertakings Relating to Collateral Documents and Subsidiary Guaranties. 27

Section 6.      Events of Default and Remedies Therefor...................................... 28

   Section 6.1.      Events of Default....................................................... 28
   Section 6.2.      Notice to Holders....................................................... 30
   Section 6.3.      Acceleration of Maturities.............................................. 30
   Section 6.4.      Rescission of Acceleration.............................................. 31

Section 7.      Amendments, Waivers and Consents............................................. 32

   Section 7.1.      Consent Required........................................................ 32
   Section 7.2.      Solicitation of Holders................................................. 32
   Section 7.3.      Effect of Amendment or Waiver........................................... 32

Section 8.      Interpretation of Agreement; Definitions..................................... 32

   Section 8.1.      Definitions............................................................. 32
   Section 8.2.      Accounting Principles................................................... 45
   Section 8.3.      Directly or Indirectly.................................................. 45

Section 9.      Miscellaneous................................................................ 46

   Section 9.1.      Registered Notes........................................................ 46
   Section 9.2.      Exchange of Notes....................................................... 46
   Section 9.3.      Loss, Theft, Etc. of Notes.............................................. 46
   Section 9.4.      Expenses, Stamp Tax Indemnity........................................... 46
   Section 9.5.      Powers and Rights Not Waived; Remedies Cumulative....................... 47
   Section 9.6.      Notices................................................................. 47
   Section 9.7.      Indemnification......................................................... 48
   Section 9.8.      Successors and Assigns.................................................. 48
   Section 9.9.      Survival of Covenants and Representations............................... 48
   Section 9.10.     Severability............................................................ 49
   Section 9.11.     Governing Law........................................................... 49
   Section 9.12.     Submission to Jurisdiction.............................................. 49
   Section 9.13.     Captions................................................................ 49
Signature Page............................................................................... 50


ATTACHMENTS TO NOTE AGREEMENT:
Schedule I   -   Names and Addresses of Purchasers and Amounts of Commitments

Schedule II  -   Current Debt; Funded Debt; Liens Securing Funded Debt
                 (including Capitalized Leases); Subsidiaries; and Restricted
                 Subsidiaries of the Company as of the Closing Date

Exhibit A-1  -   Form of 7.65% Senior Secured Note, Series A, Due June 1, 2006

Exhibit A-2  -   Form of 7.82% Senior Secured Note, Series B, Due June 1, 2008

Exhibit B    -   Representations and Warranties of the Company

Exhibit C    -   Form of Subsidiary Guaranty

Exhibit D    -   Description of Special Counsel's Closing Opinion

Exhibit E    -   Description of Closing Opinions of Counsel to the Company

                            R. J. TOWER CORPORATION
                             6303 28th Street S.E.
                         Grand Rapids, Michigan  49546

                                 NOTE AGREEMENT

         Re:   $40,000,000 7.65% Senior Secured Notes, Series A,

                               Due June 1, 2006

                                      and

               $25,000,000 7.82% Senior Secured Notes, Series B,
                               Due June 1, 2008

                                                                     Dated as of
                                                                    May 31, 1996

To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

     The undersigned, R. J. Tower Corporation, a Michigan corporation (the "Company"), agrees with you as follows:

SECTION 1.    DESCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1. Description of Notes. (a) The Company will authorize the issue and sale of its 7.65% Senior Secured Notes, Series A, Due June 1, 2006 (the "Series A Notes") in the aggregate principal amount of $40,000,000 and its 7.82% Senior Secured Notes, Series B, Due June 1, 2008 (the "Series B Notes") in the aggregate principal amount of $25,000,000. The Series A Notes and the Series B Notes issued pursuant to this Agreement and the other separate agreements referred to in (S)1.3 are hereinafter collectively referred to as the "Notes".

     (b) The Series A Notes will be dated the date of issue, will bear interest from such date at the rate of 7.65% per annum, payable semiannually on the first day of June and December in each year (commencing December 1, 1996) and at maturity and will bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. The Series A Notes will mature on June 1, 2006 and will be substantially in the form attached hereto as Exhibit A-1. The Series B Notes will be dated the date of issue, will bear interest from such date at the rate of 7.82% per annum, payable semiannually on the first day of June and December in each year (commencing December 1, 1996) and at maturity and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series B Notes will mature on June 1, 2008 and will be substantially in the form attached hereto as Exhibit A-2. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in (S)2 of this Agreement. You and the other purchasers named in
Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in (S)8.1 unless the context shall otherwise require.

     Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

     Delivery of the Notes will be made at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, against payment therefor in Federal Reserve or other funds current and immediately available at Comerica Bank, Detroit, Michigan, in the amount of the purchase price at 10:00 A.M., Chicago time on May 31, 1996 (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered
Note in the form attached hereto as Exhibit A-1 or Exhibit A-2, as the case may be, for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in Schedule I attached hereto.

     Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in
Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

     Section 1.4. Subsidiary Guaranties. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the similar Agreements described in (S)1.3 will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Guaranty Agreement substantially in the form of Exhibit C attached hereto and made a part hereof or in such other form as shall be acceptable to the holders of at least 51% in aggregate principal amount of outstanding Notes (the "Subsidiary Guaranties").

     Section 1.5. Security for the Notes. In addition to the Subsidiary Guaranties provided for in (S)1.4, the Notes will be, upon compliance with the requirements of (S)5.19, entitled to the benefit of and will be secured by the following contracts and agreements, each of which will be in form and substance satisfactory to you and your special counsel:

          (i) the Second Amended and Restated Continuing Collateral Mortgage by Kalamazoo Stamping and Die Company, a Michigan Corporation ("Kalamazoo"), in favor of the Collateral Agent with respect to certain real property located in Kalamazoo, Michigan;

          (ii) the Second Amended and Restated Continuing Collateral Mortgage by the Company in favor of the Collateral Agent with respect to certain real property located in Grand Rapids, Michigan;

          (iii) the Second Amended and Restated Continuing Collateral Mortgage by R.J. Tower Corporation, an Indiana corporation ("Tower-Indiana"), in favor of the Collateral Agent with respect to certain real property located in Auburn, Indiana;

          (iv) the Second Amended and Restated Continuing Collateral Mortgage by Edgewood Manufacturing Corp., a Delaware corporation ("Edgewood") in favor of the Collateral Agent, with respect to certain real property located in Manchester, Michigan;

          (v) the Amended and Restated Mortgage by R.J. Tower Corporation, a Kentucky corporation ("Tower-Kentucky"), in favor of the Collateral Agent with respect to certain real property located in Bardstown, Kentucky;

(the foregoing Mortgages are hereinafter collectively referred to as the "Mortgages");

          (vi) the Second Amended and Restated Security Agreement by Kalamazoo in favor of the Collateral Agent;

          (vii) the Second Amended and Restated Security Agreement by the Company in favor of the Collateral Agent;

          (viii) the Second Amended and Restated Security Agreement by Edgewood in favor of the Collateral Agent;

          (ix) the Second Amended and Restated Security Agreement by Tower-Indiana in favor of the Collateral Agent;

          (x) the Second Amended and Restated Security Agreement by Tower-Kentucky in favor of the Collateral Agent;

          (xi) the Amended and Restated Security Agreement by Trylon Corporation, a Michigan corporation ("Trylon") in favor of the Collateral Agent;

          (xii) the Second Amended and Restated Security Agreement (Third Party Pledge) by Tower Automotive in favor of the Collateral Agent;

(the foregoing Security Agreements are hereinafter collectively referred to as the "Security Agreements")

     The Mortgages, Security Agreements and any other instruments, documents, agreements referred to herein or related hereto pursuant to which the Company or any Subsidiary agrees to grant Liens in favor of the Collateral Agent for the ratable benefit of the holders of the Notes are hereinafter referred to as the "Collateral Documents". The Collateral Documents and the Subsidiary Guaranties are hereinafter collectively referred to as the "Support Documents".

     The enforcement of the rights and benefits in respect of the Support Documents and the allocation of proceeds thereof will be subject to a Collateral Agency and Intercreditor Agreement dated as of May 31, 1996 in form and substance satisfactory to you and your special counsel (the "Intercreditor Agreement") to be entered into by the Bank Lenders, the Collateral Agent, the Company and the Subsidiary Guarantors with you.

     Section 1.6.  Release of Liens on Collateral and Subsidiary Guaranties.
(a) The holders of the Notes agree that on or after June 30, 1996 they will release the Liens on all or any portion of the Collateral created by the Collateral Documents and will terminate the Collateral Documents concurrently with the release by the Bank Lenders of the Liens on the same Collateral and the termination by the Bank Lenders of the same Collateral Documents, provided, that a Responsible Officer (other than the Secretary or an Assistant Secretary of the Company) (1) certifies to the holders of the Notes and (2) provides such additional evidence as may be reasonably requested by the holders of the Notes, to establish that:

          (i) the ratio of Consolidated Funded Debt to Consolidated Total Capitalization on the date of such certificate does not exceed 0.50 to 1.00;

          (ii) Consolidated Adjusted Net Worth on the date of such certificate exceeds $125,000,000; and

          (iii) no Default or Event of Default has occurred and is continuing on the date of such certificate.

     If a Responsible Officer has delivered the certificate and other requested additional evidence, if any, contemplated by this (S)1.6, the holders of the Notes shall concurrently with the Bank Lenders promptly direct the Collateral Agent to take such action as may be required by the Collateral Documents to permit the termination of the Liens created thereby. It is understood and agreed by the Company and the holders of the Notes that from and after the date of release of the Lien of the Collateral Documents, neither the Collateral nor any part or portion thereof shall thereafter be subjected to any Lien except a Lien created or incurred within the limitations provided in (S)5.9.

     (b) The holders of the Notes agree that they will release the Subsidiary Guaranties upon the permanent release by the Bank Lenders of all Guaranties of Subsidiaries of the Indebtedness outstanding under the Credit Agreement including without limitation Guaranties relating to the Bond Letters of Credit (as defined in the Credit Agreement).

     (c) The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of secured or guarantied Indebtedness as consideration for or as an inducement to (1) its direction to the Collateral Agent to release the Lien of the Collateral Documents or to terminate the Collateral Documents or
(2) its release of any Guaranty of such Indebtedness, unless such remuneration is concurrently offered and paid, on the same terms, ratably to each holder of the Notes then outstanding.

SECTION 2.    PREPAYMENT OF NOTES.

     Section 2.1. Required Prepayments. (a) In addition to paying the entire outstanding principal amount and the interest due on the Series A Notes on the maturity date thereof, the Company agrees that on June 1, in each year, commencing June 1, 2000 and ending June 1, 2005, both inclusive, it will prepay and apply and there shall become due and payable on the principal Indebtedness evidenced by the Notes an amount equal to the lesser of (1) $5,714,286 or
(2) the principal amount of the Series A Notes then outstanding. The entire remaining principal amount of the Series A Notes shall become due and payable on June 1, 2006.

     (b) In addition to paying the entire outstanding principal amount and the interest due on the Series B Notes on the maturity date thereof, the Company agrees that on June 1 in each year, commencing June 1, 2004 and ending June 1, 2007, both inclusive, it will prepay and apply and there shall become due and payable on the principal Indebtedness evidenced by the Series B Notes an amount equal to the lesser of (1) $5,000,000 or (2) the principal amount of the Series B Notes then outstanding. The entire remaining principal amount of the Series B Notes shall become due and payable on June 1, 2008.

     (c) No premium shall be payable in connection with any required prepayment made pursuant to this (S)2.1.

     (d) In the event that the Company shall prepay less than all of the Notes of either series pursuant to (S)2.2, (S)5.11(B) or (S)5.11(C), such prepayments shall be applied first to the amount scheduled to be paid on the applicable maturity date of each Note so prepaid and then to the remaining scheduled principal payments with respect to each such Note, pro rata, in inverse chronological order.

     Section 2.2. Optional Prepayment with Premium. In addition to the payments required by (S)2.1, upon compliance with (S)2.3, the Company shall have the privilege, at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part then against each series of Notes in proportion to the aggregate principal amount outstanding of each series and in a minimum principal amount of $2,000,000), by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this (S)2.2.

     Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to (S)2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) the aggregate principal amount of all Notes to be prepaid on such date, (d) that a premium may be payable, (e) the date when such premium will be calculated, (f) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     Section 2.4. Application of Prepayments. All partial prepayments pursuant to (S)2.2 shall be: (a) allocated between each series of Notes in proportion to the aggregate principal amount outstanding of both such series of Notes, (b) allocated pro rata among all of the holders of each such series of the Notes at the time outstanding based upon the aggregate principal amount Notes then held by each such holder, and (c) applied on each outstanding Note of such holder in the manner described in (S)2.1(D). All required prepayments pursuant to (S)2.1(A) or (B) shall be: (a) applied on the series of Notes in respect of which such required prepayment is being made and (b) allocated pro rata among all of the holders of such series of Notes at the time outstanding based upon the aggregate principal amount Notes then held by each such holder. All prepayments pursuant to (S)5.11(B) or (S)5.11(C) shall be allocated as therein provided and applied on each outstanding Note to be prepaid in the manner described in (S)2.1(D).

     Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this (S)2.5 shall apply, the Company will punctually pay when due, including at maturity, the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. New York, New York time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

SECTION 3.    REPRESENTATIONS.

     Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. Without limiting the foregoing, you agree that you will not resell the Notes purchased by you to a Person which you are aware is a Competitor.

     (b) You further represent that at least one of the following statements concerning each source of funds to be used by you to purchase the Notes is accurate as of the Closing Date:

          (1) the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile;

          (2) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase (for the purpose of this clause (2), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (3) all or part of such funds constitute assets of a bank collective investment fund maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such collective investment fund exceed 10% of the total assets or are expected to exceed 10% of the total assets of such fund as of the date of such purchase (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (4) all or part of such funds constitute assets of one or more employee benefit plans, each of which has been identified to the Company in writing;

          (5) you are acquiring the Notes for the account of one or more pension funds, trust funds or agency accounts, each of which is a "governmental plan" as defined in Section 3(32) of ERISA;

          (6) the source of funds is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this clause (6) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

          (7) if you are other than an insurance company, all or a portion of such funds consists of funds which do not constitute "plan assets".

     The Company shall deliver a certificate on the Closing Date which certificate shall either state that (i) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (2), (3) or (4) above, or (ii) with respect to any plan identified pursuant to paragraph (6) above, neither it nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso to said paragraph (6). As used in this Section 3.2(b), the terms "separate account", "employer securities", and "employee benefit plan" shall have the respective meanings assigned to them in ERISA and the term "plan assets" shall have the meaning assigned to it in Department of Labor Regulation 29 C.F.R. (S)2510.3-101.

SECTION 4.    CLOSING CONDITIONS.

     Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) Company's Closing Certificate. Concurrently with the delivery of the Notes to you on the Closing Date, you shall have received a certificate dated such Closing Date, signed by the President, a Vice President or another authorized Responsible Officer of the

     Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to such Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to such Closing Date, and
     (3) no Default or Event of Default has occurred and is continuing.

          (b) Subsidiary Guarantors' Closing Certificate. Concurrently with the delivery of the Notes to you on the Closing Date, you shall have received a certificate dated the Closing Date, signed by the President, a Vice President or another authorized Responsible Officer of each of the Subsidiary Guarantors, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of such Subsidiary Guarantor contained in the Subsidiary Guaranty to which it is a party are true and correct on and with respect to such Closing Date and (2) no Default or Event of Default has occurred and is continuing.

          (c) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, from Kirkland & Ellis, Illinois counsel for the Company and from Varnum, Riddering, Schmidt & Howlett, Michigan counsel to the Company, their respective opinions dated such Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits D and E, respectively, hereto.

          (d) Corporate Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company and each of the Subsidiary Guarantors as you may reasonably request in order to establish the existence and good standing of the Company and each of such Subsidiary Guarantors and the authorization of the transactions contemplated by this Agreement and the Subsidiary Guaranties.

          (e) Certain Agreements. The Credit Agreement, the Intercreditor Agreement, the Collateral Documents and the Tower Automotive Letter Agreement shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies thereof.

          (f) Subsidiary Guaranties. On the Closing Date, each of the Subsidiary Guaranties shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by each of the Subsidiary Guarantors and shall be in full force and effect and you shall have received true, correct and complete copies thereof.

          (g) Filing and Recording. The Collateral Documents (and/or financing statements or similar notices thereof if and to the extent permitted or required by applicable law) shall have been recorded or filed for record in such public offices as may be deemed necessary or appropriate by you or your special counsel in order to perfect the Liens and security interests granted or conveyed thereby.

          (h) MascoTech Acquisition. On or prior to the Closing Date, the Company shall have consummated the acquisition of MascoTech pursuant to the Acquisition Agreement for a purchase price of approximately $55,000,000 in cash, $5,000,000 evidenced by a promissory note, 785,000 shares of Tower Automotive common stock, warrants to purchase an additional 200,000 shares of Tower Automotive common stock and up to an additional $25,000,000 payable in the event certain performance goals are achieved by MascoTech or its corporate successor, and otherwise on terms and conditions satisfactory to you and your special counsel, and you shall have received such documents and evidence as you or your special counsel may reasonably request demonstrating that MascoTech is a Wholly-owned Subsidiary of the Company.

          (i) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in (S)1.3.

          (j) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for the Notes.

          (k) Funding Instructions. At least two Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank,
     (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          (l) Special Counsel Fees. Concurrently with the delivery of the Notes to you on the Closing Date, the charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid by the Company in the amount reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

          (m) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).

          (n) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in (S)4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in (S)4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this (S)4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5.    COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by (S)5.11.

     Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 5.3.  Taxes, Claims for Labor and Materials; Compliance with Laws.
(a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which have become due and payable and which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (2) the Company or such Restricted Subsidiary has set aside on its books, reserves deemed by it to be adequate with respect thereto.

     (b) The Company will promptly comply and will cause each Restricted Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which:
(1) could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or (2) would result in any Lien not permitted under (S)5.9.

     Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

     Section 5.6. Consolidated Adjusted Net Worth. The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than the sum of (a) $80,000,000 plus (b) 50% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after December 31, 1995 plus (c) the first $30,000,000 actually received by the Company as net cash proceeds from a public offering by Tower Automotive of its common stock after the Closing Date; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

     Section 5.7. Fixed Charges Coverage Ratio. The Company will as at the end of each fiscal quarter keep and maintain the ratio of Consolidated Net Income Available for Fixed Charges for the four fiscal quarter period ending on such date to Consolidated Fixed Charges for such four fiscal quarter period at not less than 2.00 to 1.00.

     Section 5.8. Limitations on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

          (1) Funded Debt evidenced by the Notes and the Subsidiary Guaranties;

          (2) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the Closing Date and described on Schedule II hereto;

          (3) Funded Debt of the Company and its Restricted Subsidiaries, provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i) the ratio of Consolidated Funded Debt to Consolidated Total Capitalization shall not exceed:

                                         Ratio of Consolidated Funded Debt
             During the Period          to Consolidated Total Capitalization

           Closing Date through                     .65 to 1.00
             December 31, 1998

          January 1, 1999 through                   .60 to 1.00
             December 31, 2001

              January 1, 2002                       .55 to 1.00
              and thereafter

               (ii) in the case of the issuance of any Funded Debt of the Company secured by Liens permitted by (S)5.9(J) and any Funded Debt of a Restricted Subsidiary (A) the aggregate amount of all Indebtedness of the Company secured by Liens permitted by (S)5.9(J) shall not exceed 10% of Consolidated Adjusted Net Worth and (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Specified Restricted Subsidiary Indebtedness) shall not exceed 10% of Consolidated Adjusted Net Worth;

          (4) Current Debt of the Company and its Restricted Subsidiaries, provided that during the twelve-month period immediately preceding the date of any determination hereunder, there shall have been a period of thirty consecutive days during which either (i) the Company and its Restricted Subsidiaries shall have been free of all Current Debt or (ii) the largest aggregate principal amount of all Current Debt of the Company and its Restricted Subsidiaries outstanding on each day of such 30-day period did not exceed the amount of additional Funded Debt which could have been issued or incurred by the Company and its Restricted Subsidiaries within the applicable limitations of (S)5.8(A)(3) on each day of such period and which Current Debt shall during each day of such 30-day period be deemed to constitute outstanding Funded Debt for purposes of any determination of additional Funded Debt to be issued or incurred within the applicable limitations of said (S)5.8(A)(3); and provided further that in the case of the issuance of any Current Debt of the Company secured by Liens permitted by (S)5.9(J) and any Current Debt of any Restricted Subsidiary (A) the aggregate amount of all Indebtedness secured by Liens permitted by
     (S)5.9(J) shall not exceed 10% of Consolidated Adjusted Net Worth and (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Specified Restricted Subsidiary Indebtedness) shall not exceed 10% of Consolidated Adjusted Net Worth; and

          (5) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

     (b) Indebtedness permitted under (S)(S)5.8(A)(2) and (5), Specified Restricted Subsidiary Indebtedness and other Indebtedness secured by Liens permitted by (S)(S)5.9(H) or (I) may be renewed, extended or refunded or replaced (without any increase in the original principal amount) without regard to the limitations of (S)5.8(A)(3) or (4). The renewal, extension or refunding of any other Indebtedness, issued, incurred or outstanding pursuant to (S)5.8(A) shall constitute the issuance of additional Indebtedness which is, in turn, subject to the limitations of the applicable provisions of this (S)5.8.

     (c) Any business entity which becomes a Restricted Subsidiary after the Closing Date shall for all purposes of this (S)5.8 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Indebtedness of such business entity existing immediately after it becomes a Restricted Subsidiary.

     Section 5.9. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets pursuant to conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges, provided that payment thereof is not at the time required by (S)5.3;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which (i) the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review,
     (ii) a stay of execution pending such appeal or proceeding for review shall have been secured, and (iii) the Company or such Restricted Subsidiary has set aside on its books, reserves deemed by it to be adequate with respect thereto;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance, social security and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety, replevin, attachment or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, the payment or discharge of such obligation is not at the time required by (S)5.3;

          (d) (i) Liens for lessors', mechanics', carriers', workers', warehousemen's, materialmen's or repairmen's liens and other like Liens in the ordinary course of business and (ii) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

          (f) Liens existing as of the Closing Date and described on
     Schedule II hereto;

          (g) Liens of the Collateral Documents ratably securing payment of the Notes and the Indebtedness outstanding pursuant to the Credit Agreement, unless and until such Liens are released in accordance with the terms of this Agreement;

          (h) any Lien (including Liens arising under Capitalized Leases) created after the Closing Date to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, incurred in connection with the acquisition or purchase of fixed assets or the cost of construction or improvements to fixed assets, in any such case used and intended to be used in carrying on the business of the Company or a Restricted Subsidiary; provided that
     (1) any such Lien shall be confined solely to the fixed asset or fixed assets so acquired, purchase, constructed or improved, (2) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the total acquisition or purchase price or cost of construction or improvement, as the case may be, (3) any such Lien shall be created or incurred not later than 180 days after the date of acquisition or purchase or the date of completion of construction or improvement of such fixed asset or fixed assets as the case may be, and (4) all such Indebtedness shall be incurred within the applicable limitations provided in (S)5.8(A)(3) or (4), as the case may be;

          (i) Liens (including Liens arising under Capitalized Leases) affixed on real or personal property (including without limitation outstanding shares of capital stock) of any corporation at the time such corporation becomes a Restricted Subsidiary, so long as such Lien was not incurred, or extended or renewed in contemplation of the acquisition or purchase of such corporation; provided that (1) any such Lien shall be confined solely to such real or personal property, (2) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the acquisition or purchase price of such real or personal property, and (3) all such Indebtedness shall be incurred within the applicable limitations provided in (S)5.8(A)(3) or (4), as the case may be;

          (j) Liens created or incurred after the Closing Date given to secure Indebtedness of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (i) hereof, provided that all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in (S)5.8(A)(3) or (4), as the case may be; and

          (k) Liens renewing, extending or refunding any Lien permitted by the preceding clauses (a) through (i) of this (S)5.9; provided that the principal amount of any

     Indebtedness secured by any such Lien immediately prior thereto is not increased above the amount then outstanding and such Lien is not extended to other property.

     Section 5.10. Distributions. (a) The Company will not and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, or through any Affiliate, declare or make or incur any liability to declare or make any Distribution, unless, immediately after giving effect to the proposed Distribution, the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions during the period from and after the date of this Agreement to and including the date of declaration in the case of a dividend and the date of payment in the case of any other Distribution, would not exceed the sum of:

          (1)  $10,000,000; plus

          (2) 50% of Consolidated Net Income (or if such Consolidated Net
     Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis commencing after December 31, 1995, to and including the last day of the fiscal quarter ended immediately preceding the date of such declaration or payment; plus

          (3) an amount equal to the aggregate net cash proceeds in excess of $35,000,000 in the aggregate received by the Company from the sale after March 31, 1996 of shares of Tower Automotive common stock.

     (b) For the purposes of making computations under paragraph (a) of this
(S)5.10, the amount of any Distribution declared, paid or distributed in property or assets of the Company or a Restricted Subsidiary shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Company's Board of Directors) of such property or assets as of the date of declaration in the case of a dividend and the date of payment in the case of any other Distribution.

     (c) The Company will not authorize a Distribution on its Capital Stock which is not payable within 60 days of authorization.

     (d) The Company will not authorize or make a Distribution if, after giving effect to the proposed Distribution:

          (1) a Default or an Event of Default would exist; or

          (2) the Company could not incur at least $1.00 of additional Funded Debt pursuant to (S)5.8(A)(3).

     (e) Anything contained in this (S)5.10 to the contrary notwithstanding, no Restricted Subsidiary shall be deemed or construed to be prohibited from making any Distribution to the Company.

     (f) The Company will not, and will not permit any Restricted Subsidiary to, enter into, or suffer to exist, any agreement with any Person which restricts or prohibits any Restricted Subsidiary from paying dividends to the Company other than (a) this Agreement and the Credit Agreement, (b) the agreements identified in items 2(i) and 2(j) of Part A to Schedule II to this Agreement, (c) industrial revenue bond financing arrangements or similar financing arrangements entered into after the Closing Date which restrict the payment of dividends following the occurrence of an event of default thereunder.

     Section 5.11. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other business entity, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

          (1) any Restricted Subsidiary may merge or consolidate with or into, or sell all or substantially all of its assets to, the Company or any Wholly-owned Restricted Subsidiary so long as in any merger, consolidation or sale of all or substantially all of the assets of any Restricted Subsidiary involving the Company, the Company shall be the surviving or continuing or acquiring corporation, as the case may be;

          (2) the Company may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes, this Agreement, the Collateral Documents and the Intercreditor Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each of the Company's Restricted Subsidiaries confirms in writing its respective obligations under and pursuant to the Subsidiary Guaranties, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) on a pro forma basis, the surviving corporation would be permitted by the provisions of (S)5.8(A)(3) to incur at least $1.00 of additional Funded Debt; or

          (3) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock of a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to the Company, which may only be sold or otherwise disposed of pursuant to (S)5.11(C)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes, this Agreement, the Collateral Documents and the Intercreditor Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each of the Company's Restricted Subsidiaries confirms in writing its respective obligations under and pursuant to the Subsidiary Guaranties, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) on a pro forma basis, the acquiring corporation would be permitted by the provisions of
     (S)5.8(A)(3) to incur at least $1.00 of additional Funded Debt.

     (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except stock of a Restricted Subsidiary and Indebtedness of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to (S)5.11(C) or except assets sold in the ordinary course of business for fair market value or except as provided in
(S)5.11(A)(3)); provided that the foregoing restrictions do not apply to:

          (1) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary; or

          (2) the sale of assets of the Company or of a Restricted Subsidiary, provided that (i) the same such assets are leased by the Company or a Restricted Subsidiary, in any such case as lessee, within 180 days of the date of acquisition or completion of construction of such assets by the Company or such Restricted Subsidiary, (ii) immediately after the consummation of such sale and after giving effect thereto, no Default or Event of Default would exist, and (iii) the Company would be permitted by the provisions of (S)5.8(A)(3) to incur at least $1 of additional Funded Debt; or

          (3) the sale of assets for cash or other property to a Person or Persons if all of the following conditions are met:

               (i) such assets (valued at current book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year;

               (ii) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company; and

               (iii) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of (S)5.8(A)(3) to incur at least $1.00 of additional Funded Debt;

     provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (A) the acquisition of assets (including any Capital Stock of any entity which becomes a Restricted Subsidiary pursuant to such acquisition) intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in (S)5.5 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (B) offered on a pro-rata basis towards the prepayment at par of Senior Funded Debt (including, without limitation, the Notes) of the Company ranking pari passu with the Notes or (C) a combination of (A) and (B) above. It is understood and agreed by the Company and each holder of the Notes by its acceptance thereof that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment, and that if any such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted may be prepaid at par notwithstanding the provisions of (S)2.2.

     The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed and construed to constitute a sale of assets by the Company to be consummated within the limitations provided in clause (3) of this (S)5.11(B). Computations pursuant to this (S)5.11(B) shall include dispositions made pursuant to (S)5.11(C) and computations pursuant to (S)5.11(C) shall include dispositions made pursuant to this (S)5.11(B).

     (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of common stock (including as "common stock" for the purposes of this (S)5.11(C) any options or warrants to purchase stock or other Securities exchangeable for or convertible into common stock of the Company or any Restricted Subsidiary) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or sell or otherwise transfer any Indebtedness of the Company or of a Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (1) the issue of directors' qualifying shares; or

          (2) the issue of Subsidiary Stock to the Company or any Wholly-owned Restricted Subsidiary; or

          (3) the sale or other disposition at any one time to a Person of the entire Investment of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

               (i) the assets (valued at current book value) of such Restricted Subsidiary so sold or otherwise disposed of do not, together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year;

                (ii) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interests of the Company;

                (iii) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall hold no Indebtedness of, nor shall it have a continuing Investment in the Capital Stock of, the Company or of any Restricted Subsidiary and any such Indebtedness or Investment shall have been discharged in full or acquired in its entirety, as the case may be, by the Company or a Restricted Subsidiary; and

                (iv) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of
          (S)5.8(A)(3) to incur at least $1.00 of additional Funded Debt; or

          (4) the sale or other transfer in its entirety of Indebtedness of the Company or a Restricted Subsidiary owing to a Restricted Subsidiary by such Restricted Subsidiary to the Company or another Wholly-owned Restricted Subsidiary;

     provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (A) the acquisition of assets (including any Capital Stock of any entity which becomes a Restricted Subsidiary pursuant to such acquisition) intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in (S)5.5 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (B) offered on a pro-rata basis towards the prepayment at par of Senior Funded Debt (including, without limitation, the Notes) of the Company ranking pari passu with the Notes or (C) a combination of (A) and (B) above. It is understood and agreed by the Company and each holder of the Notes by its acceptance thereof that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment, and that if any such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted may be prepaid at par notwithstanding the provisions of (S)2.2.

     Computations pursuant to this (S)5.11(C) shall include dispositions made pursuant to (S)5.11(B) and computations pursuant to (S)5.11(B) shall include dispositions made pursuant to this (S)5.11(C).

     Section 5.12.  Repurchase of Notes.  Except as provided in (S)2.2,
(S)5.11(B) and (S)5.11(C), neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes.

     Section 5.13. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that nothing contained in this (S)5.13 shall be deemed or construed to prohibit the Company from paying reasonable fees and expenses to Hidden Creek Industries, a New York partnership, for the rendering of financial and consulting services to the Company in an amount not to exceed $2,000,000 in any fiscal year.

     Section 5.14. Withdrawal from Multiemployer Plans and Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA either of which could reasonably be expected to result in liability to the Company in excess of $5,000,000 in the aggregate.

     Section 5.15. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this (S)5.15 and concurred in by the independent public accountants referred to in
(S)5.15(B)), and will or will arrange for Tower Automotive to furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

              (1) a consolidated balance sheet of Tower Automotive
            and its consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                (2) a consolidated statement of operations of Tower Automotive and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                (3) a consolidated statement of cash flows of Tower Automotive and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of Tower Automotive, copies of:

                (1) a consolidated balance sheet of Tower Automotive
              and its consolidated Subsidiaries as of the close of such fiscal year, and

                (2) consolidated statements of operations, shareholders'
              investment and cash flows of Tower Automotive and its consolidated Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by Tower Automotive to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Tower Automotive and its consolidated Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

     (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of Tower Automotive, the Company or any Restricted Subsidiary and any management letter received from such accountants;

     (d) Commission and Other Reports. Promptly upon their becoming available and in any event within 15 days of being filed, one copy of each financial statement, report, notice or proxy statement sent by Tower Automotive or the Company to its creditors or stockholders and of each regular or periodic report (including, without limitation, each periodic report on Form 8-K), and any registration statement or prospectus filed by Tower Automotive or the Company or any Restricted Subsidiary with any securities exchange or the Commission or any successor agency, and copies of any orders in any material proceedings to which Tower Automotive or the Company or any Restricted Subsidiary is a party, issued by any governmental agency, Federal or state, having jurisdiction over Tower Automotive or the Company or any Restricted Subsidiary;

     (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan; (2) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (3) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (5) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

     (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and: (1) setting forth the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of (S)(S)5.6 through 5.11 at the end of the period covered by the financial statements then being furnished, (2) setting forth a list of the Company's Unrestricted Subsidiaries, (3) stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto, and (4) demonstrating to the reasonable satisfaction of the holders of at least 51% in aggregate principal amount of outstanding Notes that the financial statements which are the subject of such certificate are substantially similar in all material respects to the financial statements of the Company and its Restricted Subsidiaries and if for any reason whatsoever the chief financial officer of the Company is not able to satisfy the requirements of this (S)5.15(F)(4), then and in such event the Company shall within the respective periods provided in paragraphs (a) and (b) above, furnish to the holders of the Notes financial statements of the character and for the dates and periods as in said paragraphs
(a) and (b) provided on the basis of the Company and its Restricted Subsidiaries and, in the case of financial statements provided pursuant to paragraph (a) above, certified as correct and complete by an authorized officer of the Company, and in the case of financial statements provided pursuant to paragraph
(b) above, accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with

GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

     (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

     (h) Unrestricted Subsidiaries; Tower Automotive. If at any time either (1) any Unrestricted Subsidiary individually or Unrestricted Subsidiaries collectively have assets equal to or exceeding 10% of Consolidated Total Assets or contribute operating income (determined in accordance with GAAP) equal to or greater than 10% of operating income of the Company and its Restricted Subsidiaries, or (2) Tower Automotive and its subsidiaries (other than the Company and its Subsidiaries), individually or collectively, have assets equal to or exceeding 10% of consolidated total assets (determined in accordance with GAAP) of Tower Automotive and its consolidated subsidiaries or contribute operating income (determined in accordance with GAAP) equal to or greater than 10% of the operating income of Tower Automotive and its consolidated subsidiaries, then and in either such event the Company shall within the respective periods provided in paragraphs (a) and (b) above, furnish to the holders of the Notes financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) provided on the basis of the Company and its Restricted Subsidiaries and in the case of financial statements provided pursuant to paragraph (a) above, certified as correct and complete by an authorized officer of the Company, and in the case of financial statements provided pursuant to paragraph (b) above, accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

     (i) Designation of Subsidiaries. Promptly after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, in either case as set forth in (S)5.17, a copy of the resolution effecting such designation duly certified by the Secretary or an Assistant Secretary of the Company, together with a certificate of a Responsible Officer setting forth in reasonable detail all facts and computations required in order to establish that such designation was effective and is permitted by the terms of this Agreement; and

            (j) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. You or such Institutional Holder, as the case may be, shall pay your or its out-of-pocket expenses in connection with any such visitation, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any written notice with respect to a claimed default relating to non-payment or breach of any business or financial covenant, in which case, any such visitation or inspection shall be at the sole expense of the Company.

          Section 5.16. Guaranty by Subsidiaries . Subject to (S)1.6(B), the Company will cause each Subsidiary which becomes a Domestic Restricted Subsidiary after the Closing Date to enter into a Subsidiary Guaranty within 10 days thereafter, and will cause each other Subsidiary which delivers a Guaranty to the Bank Lenders pursuant to the requirements of the Credit Agreement to concurrently enter into a Subsidiary Guaranty, and in connection with the foregoing shall deliver to each of the holders of the Notes the following items:

            (a) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

            (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary to the effect that the representations and warranties of such Subsidiary contained in the Subsidiary Guaranty to which it is a party are true and correct on and as of the date of execution thereof;

            (c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty; and

            (d) an opinion of counsel satisfactory to such holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 5.17. Designation of Subsidiaries. The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary and may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that:
(a) the Company shall have given not less than 15 days prior written notice to the holders of the Notes that the Board of Directors of the Company has made such determination, (b) at the time of such designation and immediately after giving effect thereto: (1) no Default or Event of Default would exist and
(2) the Company would be permitted by the provisions of (S)5.8(A)(3) to incur at least $1 of additional Funded Debt, (c) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as an Unrestricted Subsidiary, (d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary, and (e) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such designation shall be treated as the sale or other disposition of assets which shall be consummated within the limitations of clause (3) of (S)5.11(B).

          Section 5.18. Limitation on Restrictive Agreements. The Company will not, and will not permit any Restricted Subsidiary to, enter into, or suffer to exist, any agreement with any Person which in any way restricts or limits the ability of the Company to amend, modify, supplement or otherwise alter the terms applicable to the Notes or this Agreement.

          Section 5.19. Undertakings Relating to Collateral Documents and Subsidiary Guaranties. Subject to the provisions of (S)1.6, (a) on or before September 1, 1996, the Company shall, and shall cause each of its Restricted Subsidiaries, the Collateral Agent and the Banks Lenders to, deliver to the holders of the Notes executed copies of each of the Security Agreements and Mortgages described in (S)1.5 which were not delivered on the Closing Date, or amendments to such Security Agreements and Mortgages reasonably satisfactory to the holders of the Notes, in order to secure the obligations of the Company under the Note Agreements and the Notes on an equal and ratable basis with the obligations of the Company under the Credit Agreement and shall file for record in the appropriate recording offices the Mortgages and all Uniform Commercial Code Financing Statements required by you or your special counsel in order to perfect such security interests in the collateral described therein. The Company shall deliver, or shall cause to be delivered, such certificates, endorsements to title policies, representations and warranties, legal opinions and other showings reasonably required by you or your special counsel with respect to the execution and delivery of such Security Agreements and Mortgages and the recording of such Mortgages and Uniform Commercial Code Financing Statements;

       (b) (1) on or before July 1, 1996, the Company will cause MascoTech to deliver to the holders of the Notes a Subsidiary Guaranty (or joinder agreement with respect to the existing Subsidiary Guaranty) in favor of the holders of the Notes, and (2) on or before September 1, 1996 and to the extent required by the Bank Lenders pursuant to the Credit Agreement, the Company will cause MascoTech to deliver to the holders of the Notes a security agreement in favor of the Collateral Agent with respect to substantially all of its personal property and a mortgage in favor of the Collateral Agent with respect to each parcel of real property owned by MascoTech in order to secure the obligations of the Company under the Note Agreements and the Notes on an equal and ratable basis with the obligations of the Company under the Credit Agreement and shall file for record in the appropriate recording offices such mortgages and all Uniform Commercial Code Financing Statements required by you or your special counsel in order to perfect such security interests in the collateral described therein and shall deliver such certificates, title policies, representations and warranties, legal opinions and other showings reasonably required by you or your special counsel with respect to the execution and delivery of such mortgage and the recording of such mortgages and Uniform Commercial Code Financing Statements with respect to the security interest to be granted in the real property of MascoTech; and

     (c) on or before September 1, 1996, the Company will use its best efforts to cause Tower-Kentucky and the City of Bardstown, Kentucky, to deliver to the holders of the Notes executed copies of an Amended and Restated Continuing Collateral Mortgage in favor of the Collateral Agent and shall file for record in the appropriate recording offices said mortgage and all Uniform Commercial Code Financing Statements required by you or your special counsel in order to perfect such security interests in the property described therein. The Company shall, or shall cause Tower-Kentucky to, deliver such certificates, endorsements to title policies, representations and warranties, legal opinions and other showings reasonably required by you or your special counsel with respect to the execution and delivery of such mortgage and the recording of such mortgage and Uniform Commercial Code Financing Statements with respect to the security interest to be granted in the real property of Tower-Kentucky located in Bardstown, Kentucky.

SECTION 6.    EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in (S)2.1; or

          (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall occur in the observance or performance of any covenant or agreement contained in (S)5.5 through (S)5.11, (S)5.13 or
     (S)5.18; or

          (e) Default shall occur in the observance or performance of any other provision of this Agreement or in the observance or performance of any provision of any of the Subsidiary Guaranties which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or (2) the day on which written notice thereof is given to the Company by the holder of any Note; or

          (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary individually or in the aggregate exceeding $5,000,000 (or the equivalent in local currency) and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (g) The happening of any event under any indenture, agreement or other instrument under which any Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary individually or in the aggregate exceeding $5,000,000 (or the equivalent in local currency) is outstanding and such event shall permit the holder or holders thereof, or any trustee or agent for such holders (after the period of grace, if any, allowed with respect thereto), to declare such Indebtedness to be due and payable, or to require such Indebtedness to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased, or defeased, or shall require an offer to be made to prepay, redeem, purchase or defease such Indebtedness, in each case prior to the stated maturity date thereof; or

          (h) Any representation or warranty made by the Company herein or made by any Restricted Subsidiary in its respective Subsidiary Guaranty, or made by the Company or any of the Company's Restricted Subsidiaries in any statement or certificate furnished by the Company or by any of the Company's Restricted Subsidiaries in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto or by any of the Company's Restricted Subsidiaries pursuant to the Subsidiary Guaranties, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) A final judgment or judgments for the payment of money aggregating in excess of $2,000,000 (net of insurance proceeds to the extent the insurer has acknowledged liability with respect thereto) is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either which has or have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

          (j) An event of default under any Collateral Document shall have occurred and be continuing which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or (2) the day on which written notice thereof is given to the Company by the holder of any Note; or

          (k) Any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or any of the Subsidiary Guarantors shall contest or deny in writing the validity or enforceability of any of its respective obligations under the Subsidiary Guaranties, but excluding termination of any Subsidiary Guaranty as a result of the merger, consolidation or disposition of the Restricted Subsidiary which is a party thereto within the limitations of (S)5.11; or

          (l) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (within the meaning of Section 3 of ERISA), (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan (within the meaning of Section 3 of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the Company or any Restricted Subsidiary; or

          (m) A custodian, liquidator, trustee or receiver is appointed for Tower Automotive, the Company or any Restricted Subsidiary or for the major part of the property of any thereof and is not discharged within 60 days after such appointment; or

          (n) Tower Automotive, the Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or Tower Automotive, the Company, or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for Tower Automotive, the Company or such Restricted Subsidiary or for the major part of the property of any thereof; or

          (o) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Tower Automotive, the Company or any Restricted Subsidiary and, if instituted against Tower Automotive, the Company or any Restricted Subsidiary, as the case may be, are consented to or are not dismissed within 60 days after such institution.

     Section 6.2. Notice to Holders. When any Default or Event of Default described in the foregoing (S)6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

     Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of (S)6.1 has happened and is continuing in respect of any Note, the holder thereof, may, by notice in writing sent to the Company in the manner provided in (S)9.6, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (l), inclusive, of said (S)6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the Company in the manner provided in (S)9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (m), (n) or (o) of (S)6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys and financial advisors for all services rendered in connection therewith.

     Section 6.4. Rescission of Acceleration. The provisions of (S)6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the holder or holders of 25% or more of the principal amount of the Notes at the time outstanding notifying the Company of the occurrence of any Event of Default described in paragraphs (a) through (l), inclusive, of (S)6.1, the holders of 76% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under (S)6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to (S)7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.    AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 51% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by (S)2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or
(b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this (S)7 or (S)6, or (d) which will change any definition related to the matters described in clauses (a), (b) or (c) of this (S)7.1.

     Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all Notes then outstanding, in accordance with the provisions of (S)7.1. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

     Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.    INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Acquisition Agreement" shall mean that certain Stock Purchase Agreement by and among MascoTech, Tower Automotive and the Company dated May 31, 1996.

     "Affiliate" shall mean any Person (other than a Wholly-owned Restricted Subsidiary and any holder of the Notes) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (c) 10% or more of the Voting Stock of which is beneficially owned or held by the Company or a Subsidiary or
(d) which is an officer or director of the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreements" shall have the meaning set forth in (S)1.3.

     "Bank Lenders" shall mean and include each of the Banks which is a party to the Credit Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

     "Capital Stock" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any equity securities or interest of or in any association or partnership, limited or general.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Closing Date" shall have the meaning set forth in (S)1.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

     "Collateral Agent" shall have the meaning set forth in (S)1.5.

     "Collateral Documents" shall have the meaning set forth in (S)1.5.

     "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

     "Company" shall mean R. J. Tower Corporation, a Michigan corporation, and any Person who succeeds to all, or substantially all, of the assets and business of R. J. Tower Corporation.

     "Competitor" shall mean General Motors Corporation and its subsidiaries, Ford Motor Co. and its subsidiaries, Chrysler Corp. and its subsidiaries, Honda of America Mfg., Inc. and its subsidiaries and Toyota Motor Company and its subsidiaries, Magna International, Inc. and its subsidiaries and The Budd Company and its subsidiaries.

     "Consolidated Adjusted Net Worth" shall mean as of the date of any determination thereof, the arithmetic difference of:

          (a) Consolidated Stockholders' Equity

minus

          (b) the aggregate amount of all Restricted Investments in excess of 10% of the amount determined in accordance with clause (a) above;

all determined in accordance with GAAP.

     "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and
(b) all Interest Expense on all Indebtedness (including the interest component of Rentals on Capitalized Leases) during such period of the Company and its Restricted Subsidiaries.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean net income and net loss of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event:

          (a) earnings or losses attributable to outstanding Minority Interests;

          (b) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (c) the proceeds of any life insurance policy;

          (d) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (e) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

          (f) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

          (g) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

          (h) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

          (i) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (j) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (k) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

          (l) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

          (m) any other extraordinary gain or loss.

     "Consolidated Net Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus, without duplication, (to the extent deducted in determining Consolidated Net Income),
(b) all provisions (including those provisions for deferred taxes) for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, (c) the amortization expenses for the Company and its Restricted Subsidiaries during such period, and
(d) Consolidated Fixed Charges during such period.

     "Consolidated Stockholders' Equity" of the Company and its Restricted Subsidiaries shall mean, as of the date of any determination thereof, the amount of the Capital Stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Restricted Subsidiaries as determined in accordance with GAAP.

     "Consolidated Total Assets" shall mean as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" shall mean as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus
(b) Consolidated Adjusted Net Worth.

     "Credit Agreement" shall mean the Third Amendment and Restated Credit Agreement dated as of January 16, 1996, among the Company, the Banks named therein, and Comerica Bank, as Agent, as from time to time amended, supplemented, extended, restated or otherwise modified, and including any successor or replacement senior credit facility.

     "Current Debt" of any Person shall mean as of the date of any determination thereof (a) all Indebtedness of such Person other than Funded Debt of such Person and (b) Guaranties by such Person of Current Debt of others.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Distribution" in respect of the Company and its Restricted Subsidiaries shall mean:

          (a) dividends or other distributions on Capital Stock of a corporation (except dividends or other distributions payable solely in shares of common stock of such corporation); and

          (b) any purchase, redemption, acquisition or retirement of any shares of its Capital Stock or warrants, rights or other options to purchase or acquire any shares of its Capital Stock.

     "Domestic Restricted Subsidiary" shall mean any Restricted Subsidiary which is organized under the laws of the United States or any state thereof or the District of Columbia.

     "Edgewood" shall have the meaning set forth in (S)1.5.

     "Environmental Law" shall mean any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances or crude oil, or any fraction thereof, and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in (S)6.1.

     "Exchange Act" shall mean, at any time, the Securities Exchange Act of 1934, as then in effect or any similar federal statute then in effect, and any reference to a particular Section of such Act shall include a reference to the comparable Section, if any, of any such similar federal statute.

     "Funded Debt" of any Person shall mean all Indebtedness of such Person in any case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

     "GAAP" shall mean generally accepted accounting principles at the time in the United States of America.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or
(2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (d) otherwise to assure the owner of such Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is:
(a) defined as a hazardous substance under the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; (b) regulated as a hazardous waste under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984; (c) defined as a hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and the Reauthorization Act of 1986; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "Indebtedness" of any Person shall mean and include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property or assets, (d) Capitalized Rentals, and (e) Guaranties by such Person of obligations of others of the character referred to in this definition. For all purposes of this Agreement, the Indebtedness of any Person shall include the

Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but shall exclude all obligations of such Person (including all Guaranties thereof) incurred in connection with the purchase of property which are only payable by such Person in the event certain future performance goals are achieved with respect to the property acquired (the "Earn-out Amount") unless: (1) such Earn-out Amount exceeds 50% of the purchase price of the property acquired (in which event such excess amount shall constitute Indebtedness) or (2) any portion of such Earn-out Amount at any time shall be classified as "debt" in accordance with GAAP (in which event such portion of such Earn-out Amount shall constitute Indebtedness).

     "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company, mutual fund or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company,
(d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Exchange Act or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds,
(j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

     "Intercreditor Agreement" shall have the meaning set forth in (S)1.5.

     "Interest Expense" for any period shall mean all interest and all amortization of debt discount and expense, determined in accordance with GAAP, on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made.

     "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of Capital Stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise.

     "Kalamazoo" shall have the meaning set forth in (S)1.5.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or restrictions as to the use of real properties. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of any Note the excess, if any, of (a) the aggregate present value as of the date of such prepayment or payment of each dollar of principal being prepaid or paid (taking into account the application of such prepayment or payment required by (S)2.1(A) or (B), as the case may be) and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of such outstanding Note being prepaid or paid. If the Reinvestment Rate is equal to or higher than 7.65% in the case of the Series A Notes and 7.82% in the case of the Series B Notes, as the case may be, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" in respect of any Note shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (New York, New York time) on the date of determination for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of such Note being prepaid or paid (taking into account the application of such prepayment or payment required by (S)2.1(A) or (B), as the case may be) or
     (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of such Note being prepaid or paid (taking into account the application of such prepayment or payment required by (S)2.1(A) or (B), as the case may
     be). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate" in any case where the Statistical Release is to be used as hereinabove contemplated, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" shall mean the release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System published most recently prior to any date of determination and which, in any such case, establishes yields on actively traded United States government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

          "Weighted Average Life to Maturity" of the principal amount of any Note being prepaid or paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying the amount of principal that would have become due on each scheduled payment date if such prepayment or payment had not been made by the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

     "MascoTech" shall mean MascoTech Stamping Technologies, Inc., a Delaware corporation, and shall include any successor corporation to MascoTech Stamping Technologies, Inc.

     "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Mortgages" shall have the meaning set forth in (S)1.5.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Notes" shall have the meaning set forth in (S)1.1.

     "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) (1) 9.65% per annum in the case of the Series A Notes and (2) 9.82% per annum in the case of the Series B Notes.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Foreign Jurisdiction" shall mean and include Canada or any province thereof, the United Kingdom, Australia, Austria, Belgium, Denmark, Finland, France, Germany, Holland, Italy, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, Japan, South Korea, Singapore, Taiwan, any other nation now or hereafter admitted to the European Economic Community, Mexico, Argentina or Chile.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" shall mean an "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Purchasers" shall have the meaning set forth in (S)1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall mean a "reportable event" as described in Section 4043 of ERISA for which the notice requirement to the PBGC has not been waived (provided that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC).

     "Responsible Officer" shall mean the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company.

     "Restricted Investments" shall mean all Investments, other than:

          (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a business entity which, after giving effect to such Investment, will become a Restricted Subsidiary;

          (b) Investments in property or assets to be used in the ordinary course of the business of the Company and its Restricted Subsidiaries as described in (S)5.5 of this Agreement;

            (c) Investments of the Company existing as of the Closing Date and described on Schedule II hereto;

            (d) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

            (e) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-2" or better by Standard & Poor's Ratings Group or "P-2" by Moody's Investors Service, Inc.;

            (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

            (g) Investments in certificates of deposit and banker's acceptances maturing within one year from the date of issuance thereof, either
     (1) issued by a bank or trust company organized under the laws of the United States or any State thereof, having capital, surplus and undivided profits aggregating at least $500,000,000, provided that at the time of acquisition thereof by the Company or a Restricted Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "AA-" or better by Standard & Poor's Ratings Group or "Aa3" or better by Moody's Investors Service, Inc. or (2) issued by Bank of America National Trust & Savings Association, San Francisco, California, or Comerica Bank, Detroit, Michigan;

            (h) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standards, which in any such case mature no later than three years after the date of acquisition thereof; and

            (i) Investments in any money market fund which is classified by the Company as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $100,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses (e) through (g) above.

     In valuing any Restricted Investments in connection with any computation pursuant to clause (b) of the definition of Consolidated Adjusted Net Worth, Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

     "Restricted Subsidiary" shall mean any Subsidiary (a) which is organized under the laws of any Permitted Foreign Jurisdiction; (b) which conducts substantially all of its business and has substantially all of its assets within any Permitted Foreign Jurisdiction; (c) of which more than 50% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company; and (d) which is, subject to compliance with the requirements of
(S)5.11(B)(3), designated as a Restricted Subsidiary on Schedule II attached hereto or in accordance with (S)5.17.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Security Agreements" shall have the meaning set forth in (S)1.5.

     "Senior Funded Debt" shall mean all Consolidated Funded Debt of the Company which is not expressed to be subordinate or junior in rank to any other Funded Debt of the Company.

     "Series A Notes" shall have the meaning set forth in (S)1.1.

     "Series B Notes" shall have the meaning set forth in (S)1.1.

     "Specified Restricted Subsidiary Indebtedness" shall mean (a) all Current Debt and Funded Debt of a Restricted Subsidiary secured by Liens permitted by
(S)5.9(H) and (b) all Current Debt and Funded Debt of a business entity which exists at the time it becomes a Restricted Subsidiary which, if secured, is so secured by Liens permitted by (S)5.9(I).

     The term "subsidiary" shall mean as to any particular parent business entity any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent business entity. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Subsidiary Guaranties" shall have the meaning set forth in (S)1.4 and shall include any additional Guaranty executed and delivered in favor of the holders of the Notes pursuant to (S)5.16.

     "Subsidiary Guarantors" shall mean (a) Tower-Indiana, (b) Tower-Kentucky,
(c) Edgewood, (d) Kalamazoo, (e) Trylon, (f) MascoTech and (g) each other Subsidiary that from time to time executes and delivers a Guaranty in favor of the holders of the Notes pursuant to (S)5.16.

     "Support Documents" shall have the meaning set forth in (S)1.5.

     "Tower Automotive" shall mean Tower Automotive, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Tower Automotive, Inc.

     "Tower Automotive Letter Agreement" shall mean that certain letter agreement dated the Closing Date and addressed to the Purchasers pursuant to which Tower Automotive agrees to downstream to the Company 100% of the net cash proceeds received from a public offering occurring after the Closing Date of Tower Automotive common stock.

     "Tower-Indiana" shall have the meaning set forth in (S)1.5.

     "Tower-Kentucky" shall have the meaning set forth in (S)1.5.

     "Trylon" shall have the meaning set forth in (S)1.5.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not designated as a Restricted Subsidiary on Schedule II attached hereto or is not designated as a Restricted Subsidiary in accordance with (S)5.17.

     "Voting Stock" of any Person shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of such Person (or Persons performing similar functions).

     "Wholly-owned" shall mean, when used in connection with any Subsidiary, a Subsidiary (a) all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of common stock of which are at the time owned by the Company or by one or more Wholly-owned Subsidiaries or by the Company and one or more Wholly-owned Subsidiaries and (b) which has no other Capital Stock outstanding that confers upon the holder thereof any rights (contingent or otherwise) to elect any directors of such Subsidiary.

          Section 8.2. Accounting Principles . Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          Section 8.3. Directly or Indirectly . Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.    MISCELLANEOUS .

          Section 9.1. Registered Notes . The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any
Note issued pursuant to this Agreement.

     At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer, in accordance with the provisions of the last sentence of (S)3.2(A), such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

     Section 9.2. Exchange of Notes. At any time and from time to time, upon surrender of any Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, the Subsidiary Guaranties, the Intercreditor Agreement and the Collateral Documents and the transactions contemplated hereby and thereby, including but not limited to the charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers, consents or releases of Liens of any Collateral Documents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, the Notes, the Intercreditor Agreement and the Collateral Documents and to the performance by the Subsidiary Guarantors of their respective obligations under the Subsidiary Guaranties, including reasonable compensation to your attorneys and financial advisors for all services rendered in connection with the foregoing. The Company also agrees to pay, within five Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Company further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Intercreditor Agreement or the Collateral Documents, whether or not any Notes are then outstanding and to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement, the Intercreditor Agreement or the Collateral Documents. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

     Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

     Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by overnight air courier or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 6303 28th Street S.E., Grand Rapids, Michigan 49546, Attention:
Anthony A. Barone, with a copy to Tower Automotive, c/o Hidden Creek Industries, 4508 IDS Center, Minneapolis, Minnesota 55402, Attention: Scott D. Rued or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

     Section 9.7. Indemnification. The Company does hereby indemnify and hold harmless you, your directors, trustees, officers, employees and each Person, if any, who controls you within the meaning of the Securities Act of 1933, as amended, or the Exchange Act (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several (including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable Federal, state or local law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from such representation made by you in (S)3.2, or the transfer of any Notes in violation of any applicable law or regulation.

     Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this (S)9.7 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, provided that the Company shall not be obligated to pay for the fees and expenses of more than one counsel for all Indemnified Parties. In the event an Indemnified Party appears as a witness in any action or proceeding brought against the Company (or any of its officers, directors or employees) in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness.

     Section 9.8. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     Section 9.9. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.10. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

     SECTION 9.11.  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES ISSUED
AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     Section 9.12.  Submission to Jurisdiction.   Any legal action or
proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction.

     Section 9.13. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                     R. J. TOWER CORPORATION

                                     By ______________________________
                                        Its

Accepted as of May __, 1996.

                                     [VARIATION]

                                     By ______________________________
                                        Its

                            Principal Amount             Principal Amount
Names and Addresses      of Series A Notes to be      of Series B Notes to Be
   of Purchasers             Purchased on the             Purchased on the
                               Closing Date                 Closing Date

TEACHERS INSURANCE AND         $10,000,000                  $25,000,000
  ANNUITY ASSOCIATION
  OF AMERICA
730 Third Avenue
New York, New York  10017-3263
Attention: Mr. John Litchfield, Securities Division, Private Placements Telephone Number: (212) 916-5244 or (212) 490-9000 (general number) Facsimile Number: (212) 916-6581

Payments

All payments on account of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System (identifying each payment as "R. J. Tower Corporation, 7.65% Senior Secured Notes, Series A, due June 1, 2006,
PPN 74964@ AA 5, or 7.82% Senior Secured Notes, Series B, due June 1, 2008, PPN 74964@ AB 3, as applicable, principal, premium or interest") to:

     (a)  In the case of the Series A Notes:

          Citibank N.A.
          399 Park Avenue
          New York, New York  10022
          ABA # 021000089

          for credit to: Teachers Insurance and Annuity Association of America Account Number 40578501
          On order of:  R. J. Tower Corporation

     (b)  In the case of the Series B Notes:

          Morgan Guaranty Trust Company of New York
          23 Wall Street
          New York, New York  10015
          ABA # 021000238

          for credit to: Teachers Insurance and Annuity Association of America Account Number 121-85-001
          On order of:  R. J. Tower Corporation

Notices

Contemporaneous with the above electronic funds transfer, mail or send by facsimile written confirmation of each such payment to be addressed as set forth below including the following information: (1) the full name, private placement number, interest rate and maturity date of the Notes; (2) the allocation of payment between principal, interest, premium and any special


                                   Schedule I
                              (to Note Agreement)
payment; and (3) the name and address of the bank from which such electronic funds transfer was sent, to:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, NY  10017
     Attention:  Securities Accounting Division
     Telephone Number:  (212) 916-4188
     Facsimile Number:  (212) 916-6199

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  13-1624203

                                                            Principal Amount
  Names and Addresses                                    of Series A Notes to Be
     of Purchasers                                          Purchased on the
                                                              Closing Date

JEFFERSON-PILOT LIFE INSURANCE COMPANY                         $7,500,000
P. O. Box 21008
Greensboro, North Carolina  27420
Attention:  Securities Administration 3630
Telefacsimile:  (910) 691-3025

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "R. J. Tower Corporation, 7.65% Senior Secured Notes, Series A, due June 1, 2006,
PPN 74964@ AA 5, principal, premium or interest") to:


     Jefferson-Pilot Life Insurance Company
     c/o The Bank of New York
     ABA #021 000 018    BNF:  IOC566
     Attention:  P & I Department

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:


     Jefferson-Pilot Life Insurance Company
     c/o The Bank of New York
     Attention:  P & I Department
     P.O. Box 19266
     Newark, New Jersey  07195

with duplicate notice to Jefferson-Pilot Life Insurance Company at the address first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  56-0359860

                                                            Principal Amount
  Names and Addresses                                    of Series A Notes to Be
     of Purchasers                                          Purchased on the
                                                              Closing Date

ALEXANDER HAMILTON LIFE INSURANCE                              $7,500,000
 COMPANY OF AMERICA
P. O. Box 21008
Greensboro, North Carolina  27420
Attention:  Securities Administration 3630
Telefacsimile:  (910) 691-3025

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "R. J. Tower Corporation, 7.65% Senior Secured Notes, Series A, due June 1, 2006,
PPN 74964@ AA 5, principal, premium or interest") to:


     Alexander Hamilton Life Insurance
      Company of America
     c/o The Bank of New York
     ABA #021 000 018    BNF:  IOC566
     Attention:  P & I Department

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:


     Alexander Hamilton Life Insurance
      Company of America
     c/o The Bank of New York
     Attention:  P & I Department
     P.O. Box 19266
     Newark, New Jersey  07195

with duplicate notice to Alexander Hamilton Life Insurance Company of America at the address first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  56-1311063

                                                            Principal Amount
  Names and Addresses                                    of Series A Notes to Be
     of Purchasers                                          Purchased on the
                                                              Closing Date

NORTHERN LIFE INSURANCE COMPANY                                $8,500,000
c/o ReliStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  Frank Pintens
Phone:  (612)372-5413
Fax: (612)372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "R. J. Tower Corporation, 7.65% Senior Secured Notes, Series A, due June 1, 2006,
PPN 74964@ AA 5, principal, premium or interest") to:

     First National Bank N.A./Mpls. (ABA #091000022)
     601 2nd Avenue South
     Minneapolis, Minnesota  55402
     Attention:  Securities Accounting

     for credit to:  Northern Life Insurance Company
     Account Number 1602-3237-6105

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1295933

                                                            Principal Amount
  Names and Addresses                                    of Series A Notes to Be
     of Purchasers                                          Purchased on the
                                                              Closing Date

NORTHWESTERN NATIONAL LIFE
 INSURANCE COMPANY                                             $4,000,000
c/o ReliStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  Frank Pintens
Phone:  (612)372-5413
Fax: (612)372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "R. J. Tower Corporation, 7.65% Senior Secured Notes, Series A, due June 1, 2006,
PPN 74964@ AA 5, principal, premium or interest") to:

     First National Bank N.A./Mpls. (ABA #091000022)
     601 2nd Avenue South
     Minneapolis, Minnesota  55402
     Attention:  Securities Accounting

     for credit to:  Northwestern National Life Insurance Company
     Account Number 1102-4001-4461

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140

                                                            Principal Amount
  Names and Addresses                                    of Series A Notes to Be
     of Purchasers                                          Purchased on the
                                                              Closing Date

BANKERS SECURITY LIFE
 INSURANCE SOCIETY                                             $2,500,000
c/o ReliStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  Frank Pintens
Phone:  (612)372-5413
Fax: (612)372-5368

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "R. J. Tower Corporation, 7.65% Senior Secured Notes, Series A, due June 1, 2006,
PPN 74964@ AA 5, principal, premium or interest") to:

     Chemical NYC/GEOCUST
     New York, NY
     DDA #544755102
     A/C #1960 Dept. 571 NonStandard Securities
     Bank ABA #021000128

     for credit to:  Bankers Security Life Insurance Society
     Account Number N9254120

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SIGLER & CO.

Taxpayer I.D. Number:  53-0242530

                         DESCRIPTION OF DEBT AND LEASES

1. Current Debt of the Company and its Restricted Subsidiaries outstanding on the Closing Date is as follows:

     None

2. Funded Debt (other than Capitalized Rentals) of the Company and its Restricted Subsidiaries outstanding on the Closing Date is as follows:

     a. $300,000 Standby Letter of Credit issued on December 14, 1992 by Comerica Bank for the account of Kalamazoo Stamping and Die Company;

     b. Funded Debt outstanding pursuant to the Credit Agreement (as of May 29, 1996, $23,750,000 -- term and $12,484,000 -- revolver);

     c.   $92,000 promissory note issued to John Daly;

     d. $3,763,892.21 convertible promissory notes issued to the former shareholders of Edgewood and Ann Arbor Assembly, due May 2, 2003;

     e.   $75,551 Principal Mutual life insurance loans;

     f. $15,150 Chrysler Credit 1991 Plymouth Voyager loan, secured by purchased vehicle;

     g. $18,569 Chrysler Credit T300 pickup truck loan, secured by purchased vehicle;

     h. $24,823 First of America 1993 Jeep Cherokee loan, secured by purchased vehicle;

     i. indebtedness entered into in connection with the issuance of the Indiana Bonds (as such term is defined in the Credit Agreement) ($3,600,000 due in annual installments of $720,000 through September 2000, and secured by letters of credit);

     j. indebtedness entered into in connection with the issuance of the Kentucky Bonds (as such term is defined in the Credit Agreement) ($23,765,000 due July 2024, $20,000,000 due March 2025, secured by letters of credit);

     k.   R.J. Tower Corporation (Indiana) $25,000 Intercompany KREDA loan;

     l. $5,000,000 promissory note, payable to MascoTech, Inc., issued pursuant to the Acquisition Agreement.

                                  Schedule II
                              (to Note Agreement)

3. Leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date are as follows:

     a.   General Electric Capital Corporation lease of one 1,250 Ton Ravne
          Press;

     b. General Electric Capital Corporation lease of one 300 Ton Blow Press w/COE Feed line;

     c. Ford Equipment Leasing Company (now USL Capital) lease of one HMS Transfer Unit;

     d. Ford Equipment Leasing Company (now USL Capital) lease of one Atlas Destacker;

     e.   Ervin Leasing lease of one Ricoh Copier;

     f.   Hull Lift Truck, Inc. lease of one Advance - Model 3800 lift truck;

     g.   Crown Credit Co. lease of one Komatsu forklift;

     h. Lease Corporation of America lease of four Canon Copiers and related items;

     i.   Clarklift of Detroit, Inc. lease of one Royal TA 200;

     j.   Crown Lift Trucks of Michigan lease of one Komatsu forklift;

     k.   Crown Lift Trucks of Michigan lease of one Komatsu forklift;

     l.   Lease Corporation of America lease of three copiers;

     m.   Lanier lease of one 6112 Lanier Copier, Fax 110;

     n. NBD Equipment Finance, Inc. lease of one American Lincoln 6200 Sweeper/Scrubber;

     o.   Clarklift of Detroit, Inc. lease of four fork lifts;

     p. NationsBanc Leasing Corporation of North Carolina lease of one Verson 2000 Ton Transfer Press, one Xcel CMM System Package, and two Coil Feed Systems;

     q. Great Lakes Technologies Leasing, Inc. lease of one AT&T Paradyne Acculink Access Controller;

     r. Caterpillar Financial Services Corporation lease of one Caterpillar Lift Truck;

     s.   Yale Financial Services, Inc. lease of one forklift;

     t. Caterpillar Financial Services Corporation lease of two Caterpillar Lift Trucks;

     u. Advance Acceptance Corporation lease of one Minuteman 340 Sweeper/Scrubber;

     v. Caterpillar Financial Services Corporation lease of four Caterpillar Lift Trucks;

     w.   Commercial Leasing, Inc. lease of two Clark Vision 3200IX Floor
          Scrubbers;

     x.   Yale Financial Services, Inc. lease of one forklift;

     y.   Crown Credit Company lease of two Komatsu forklifts;

     z.   Ervin Leasing Company lease of one Canon Copier and related items;

     aa.  Miami Industrial Trucks, Inc. lease of six forklifts;

     bb.  AT&T Credit Corporation lease of one Merlin Legend phone system;

     cc.  Pitney Bowes, Inc. lease of one postage meter and scale;

     dd.  Sharp Electronics Credit Company lease of two Sharp copiers;

     ee.  Mid Continent Financial Corp. lease of one telephone system;

     ff.  Penske Truck Leasing Company, L.P. lease of ten trucks;

     gg.  Automotive Rentals, Inc. lease of fourteen automobiles.

     Total annual rental obligations with respect to the foregoing leases, is approximately $3.5 million.

                          SUBSIDIARIES OF THE COMPANY

1.   Restricted Subsidiaries:

                                   Jurisdiction of  Percentage of Voting Stock
       Name of Subsidiary          Incorporation    Owned by Company
- ------------------------------------------------------------------------------
Tower Automotive Delaware, Inc.    Delaware         100%
(formerly known as MascoTech
Stamping Technologies, Inc.)
- ------------------------------------------------------------------------------
Trylon Corporation                 Michigan         100%
- ------------------------------------------------------------------------------
R.J. Tower Corporation             Kentucky         100%
- ------------------------------------------------------------------------------
R.J. Tower Corporation             Indiana          100%
- ------------------------------------------------------------------------------
Kalamazoo Stamping and Die         Michigan         100%
Company
- ------------------------------------------------------------------------------
Edgewood Manufacturing Corp.       Delaware         100%
- ------------------------------------------------------------------------------

2.   Subsidiaries (other than Restricted Subsidiaries):

     None

                            DESCRIPTION OF INSURANCE

                              Coverage (000)         Deductible (000)
- --------------------------------------------------------------------
Property                $235,621  Blanket                $ 50
- --------------------------------------------------------------------
Boiler & Machinery      Included in Property               --
- --------------------------------------------------------------------
General Liability       2,000                               0
- --------------------------------------------------------------------
Automotive              1,000                               1
- --------------------------------------------------------------------
Excess Liability        25,000                              0
- --------------------------------------------------------------------
Directors & Officers    30,000                            250
- --------------------------------------------------------------------
Crime                   100                                 0
- --------------------------------------------------------------------
Fiduciary Liability     1,000                               0
- --------------------------------------------------------------------
Workers Comp            Statutory                         N/A
- --------------------------------------------------------------------
Excess Workers Comp     Aggregate Retention  1,520        N/A
- --------------------------------------------------------------------
     Kalamazoo Only     Specific Retention   400            0
- --------------------------------------------------------------------
Nonowned Aircraft                            5,000          0
- --------------------------------------------------------------------

                              COMPLIANCE WITH LAW

1. The following underground storage tanks ("USTs") may not comply with regulatory requirements pertaining to leak detection and/or other technical requirements.

              1974 Cass-Hartman Court
              -----------------------
          a.  1,000-gallon waste oil/stormwater UST
          b.  2,500-gallon waste oil UST

              280 Hughes Drive
              ----------------
          c.  5,000-gallon waste oil UST
          d.  3,000-gallon waste oil UST
          e.  1,000-gallon reportedly unused UST
          f.  1,500-gallon reportedly unused UST
          g.  550-gallon waste oil UST

              1677 Park Drive
              ---------------
          h.  1,200-gallon waste oil UST

              1305 Stepke Court
              -----------------
          i.  2,000-gallon waste oil UST
          j.  3,000-gallon waste oil UST
          k.  550-gallon cutting water UST.

2. The following facilities do not possess stormwater discharge permits: 1974 Cass-Hartman Court, 280 Hughes Drive, 1677 Park Drive, and 1305 Stepke Court, Traverse City, Mich.; Bluffton, Ohio; Upper Sandusky, Ohio; Kendallville, Ind.; and Rochester Hills, Mich.

3. The following facilities do not possess Spill Prevention Control and Countermeasure Plans ("SPCC Plans"): 1974 Cass-Hatman Court, 280 Hughes Drive, 1677 Park Drive, and 1305 Stepke Court, Traverse City, Mich.; Bluffton, Ohio; Upper Sandusky, Ohio; Kendallville, Ind.; and Rochester Hills, Mich.

4. The following air emission sources do not possess air permits and may require such permits.

          a. Steam cleaners at the 1974 Cass-Hartman and 1305 Stepke Court, Traverse City, Mich. facilities.

          b. Evaporators for oil/water separators at the 1974 Cass-Hartman and 1305 Stepke Court, Traverse City, Mich. facilities.

          c. USTs at the 1974 Cass-Hartman, 280 Hughes Drive, 1677 Park Drive, and 1305 Stepke Court, Traverse City, Mich. facilities.

          d.   Cure oven at that Bluffton, Ohio facility

          e.   Burn-off oven at that Bluffton, Ohio facility

          f.   Welders at the Bluffton, Ohio facility

          g.   Welders at the Upper Sandusky, Ohio facility.

5.   The following facilities do not possess current hazard communication plans:
     1974 Cass-Hartman Court, 280 Hughes Drive, 1677 Park Drive, and 1305 Stepke Court, Traverse City, Mich.; Bluffton, Ohio; Upper Sandusky, Ohio; Kendallville, Ind.; and Rochester Hills, Mich.

6. The following facilities have not performed inventory reporting pursuant to the Emergency Planning and Community Right-to-Know Act: 1974 Cass-Hartman Court, 280 Hughes Drive, 1677 Park Drive, and 1305 Stepke Court, Traverse City, Mich.; Bluffton, Ohio; and Upper Sandusky, Ohio.

7. Certain conditions of contamination and/or suspected contamination exist at the Kendallville, Ind. facility, as described in the report "Environmental Due Diligence Assessment for MascoTech Stamping Technologies Inc. 221 South Progress Drive West, Kendallville, Indiana," Roy F. Weston, Inc., dated May 1996.

                            R. J. TOWER CORPORATION

                      7.65% Senior Secured Note, Series A,
                                Due June 1, 2006

No.
                                                               ___________, ____

$                                                              PPN _____________

     R. J. Tower Corporation, a Michigan corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                         on the first day of June, 2006
                            the principal amount of

                                                             Dollars ($        )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.65% per annum from the date hereof until maturity, payable semiannually on the first of June and December in each year (commencing on December 1, 1996) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 9.65% per annum.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 7.65% Senior Secured Notes, Series A, due June 1, 2006 (the "Series A Notes") of the Company in the aggregate principal amount of $40,000,000 which, together with the Company's $25,000,000 aggregate principal amount of 7.82% Senior Secured Notes, Series B, due June 1, 2008 (the "Series B Notes", said Series B Notes, together with the Series A Notes being hereinafter referred to collectively as the "Notes") are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of May 31, 1996 (the "Note Agreements"), entered into by the Company with the

                                  Exhibit A-1
                              (to Note Agreement)
original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the holders hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Subsidiary Guaranties, the Collateral Documents and the Intercreditor Agreement (as each such term is defined in the Note Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits and security of the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

     This Note and the other Notes outstanding under the Note Agreements may be declared or otherwise become due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     THIS NOTE AND SAID NOTE AGREEMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                     R. J. Tower Corporation

                                     By __________________________________
                                        Its


                                     A-1-2

                            R. J. TOWER CORPORATION

                      7.82% Senior Secured Note, Series B,
                                Due June 1, 2008

No.
                                                               ___________, ____

$                                                              PPN _____________

     R. J. Tower Corporation, a Michigan corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                         on the first day of June, 2008
                            the principal amount of

                                                             Dollars ($        )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.82% per annum from the date hereof until maturity, payable semiannually on the first of June and December in each year (commencing on December 1, 1996) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 9.82% per annum.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Grand Rapids, Michigan in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Grand Rapids, Michigan or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 7.82% Senior Secured Notes, Series B, due June 1, 2008 (the "Series B Notes") of the Company in the aggregate principal amount of $25,000,000 which, together with the Company's $40,000,000 aggregate principal amount of 7.65% Senior Secured Notes, Series A, due June 1, 2006 (the "Series A Notes", said Series A Notes, together with the Series B Notes being hereinafter referred to collectively as the "Notes") are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of May 31, 1996 (the "Note Agreements"), entered into by the Company with the

                                  Exhibit A-2
                              (to Note Agreement)
original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the holders hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Subsidiary Guaranties, the Collateral Documents and the Intercreditor Agreement (as each such term is defined in the Note Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits and security of the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

     This Note and the other Notes outstanding under the Note Agreements may be declared or otherwise become due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     THIS NOTE AND SAID NOTE AGREEMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                     R. J. Tower Corporation

                                     By ______________________________
                                        Its


                                     A-2-2

                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to you as follows:

       1. Subsidiaries. Schedule II attached to the Agreements states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of Part C of said Schedule II constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

       2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

            (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

            (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

            (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

       3. Business and Property. The Offering Memorandum dated May, 1996 (the "Memorandum") prepared by BA Securities, Inc. generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

       4. Financial Statements. (a) The consolidated balance sheets of Tower Automotive and its consolidated subsidiaries as of December 31, 1994 and December 31, 1995 and the statements of operations, stockholders' investment and cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by Tower Automotive and otherwise without qualification except as therein noted, by Arthur Andersen LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, present fairly the financial position of Tower Automotive and its consolidated subsidiaries as of such dates and the results of their operations and changes in their cash flows for such periods. The unaudited consolidated balance sheets of Tower Automotive and its consolidated subsidiaries as of March 31, 1996, and the unaudited statements of operations and cash flows for the three-month period ended on said date prepared by Tower Automotive have been prepared in accordance with GAAP consistently applied, include normal recurring adjustments and reflect all adjustments which are, in the opinion of Tower



                                   Exhibit B
                              (to Note Agreement)

Automotive's management, necessary for a fair presentation of the financial position of Tower Automotive and its consolidated subsidiaries as of said date and the results of their operations and changes in their cash flows for such period.

       (b) Since December 31, 1995, there has been no change in the condition, financial or otherwise, of Tower Automotive and its consolidated subsidiaries as shown on the consolidated balance sheet as of such date except (i) the acquisition of Trylon Corporation on January 16, 1996 and (ii) changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

       (c) In furtherance of the representations contained in clauses (a) and
(b) of this paragraph 4 and without limiting the same, the estimates and projections contained in the Memorandum are based upon assumptions that the Company considers reasonable and prudent and customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties as the Company.

       5. Indebtedness. Schedule II attached to the Agreements correctly describes all Indebtedness (including, without limitation, all secured Indebtedness), Capitalized Leases and operating leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date.

       6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely and which, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

       7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impairing the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements, the Collateral Documents or the Intercreditor Agreement or impairing the ability of the Restricted Subsidiaries to comply with the provisions of the Subsidiary Guaranties. Neither the Company nor any Restricted Subsidiary has received notice in respect of, nor does it have any knowledge of, any default with respect to any judgment, order, writ, injunction, or decree of any court, governmental authority or arbitration board or tribunal that, in the aggregate, could reasonably be expected to have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

       8. Title to Properties. To the best knowledge of the Company, the Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all parcels of real property and has good title to all the other items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except (a) as sold or otherwise disposed of in the ordinary course of business, (b) Liens permitted by the Agreements and (c) Liens and defects which could not reasonably be expected to have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company and each Restricted Subsidiary enjoys peaceful and undisturbed possession of all property which is leased by it and which is material for the operation of its respective business.

       9. Insurance. The Company and each of its Restricted Subsidiaries maintain the insurance coverage required by (S)5.2 of the Agreements as more fully described in Schedule II attached to the Agreements and maintain all insurance coverage otherwise required by the applicable provisions of the Collateral Documents.

       10. Patents and Trademarks. To the best knowledge of the Company, the Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing, except where the failure to so own or possess would not have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, without any material known conflict with the rights of others.

       11. Sale Is Legal and Authorized. (a) The sale of the Notes and compliance by the Company with all of the provisions of the Agreements, the Collateral Documents, the Intercreditor Agreement and the Notes--

            (i) are within the corporate powers of the Company; and

            (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound; and

       (b) the Notes, the Agreements, the Collateral Documents and the Intercreditor Agreement have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

       12. No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any Indebtedness. Neither the Company nor any of its Subsidiaries is in default under any other instrument or instruments or agreements under and subject to which any Indebtedness has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder, which default or event could reasonably be expected to have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

       13. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements, the Collateral Documents or the Intercreditor Agreement or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreements, the Collateral Documents, the Intercreditor Agreement or the Notes.

       14. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid, except:
(i) those presently payable without penalty or interest, (ii) those presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made, and (iii) those which the failure to file or pay will not have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. For all taxable years ending on or before December 31, 1991, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for income taxes on the books of the Company and each Subsidiary are adequate for all open years and for its current fiscal period, and the provisions for all other taxes on the books of the Company and each Subsidiary are adequate in all material respects for all open years and for its current fiscal period.

       15. Use of Proceeds. The net proceeds from the sale of the Notes will be used to finance the acquisition of MascoTech as more fully described in the Memorandum and for general working capital. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Exchange Act.

       16. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes, the Subsidiary Guaranties or any similar Security to or has solicited or will solicit an offer to acquire the Notes, the Subsidiary Guaranties or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes, the Subsidiary Guaranties or any similar Security with any Person other than the Purchasers and not more than 60 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes, the Subsidiary Guaranties or any similar Security to or has solicited or will solicit an offer to acquire the Notes, or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

       17. No Violation. Neither the Company nor any Subsidiary is in violation of (a) its Certificate of Incorporation or By-laws or (b) any provision of any agreement, indenture or other instrument to which the Company or any such Subsidiary is a party or by which it may be bound, except for the violation of any such provision which would not materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Agreements, the Collateral Documents, the Intercreditor Agreement and the Notes and neither the Company nor any Subsidiary is a party to, or bound by, any agreement, indenture or instrument which would materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Agreements, the Collateral Documents, the Intercreditor Agreement or the Notes. Neither the Company nor any Restricted Subsidiary is a party to any agreement which restricts or prohibits any Restricted Subsidiary from paying dividends to the Company other than the restrictions contained in the agreements identified as items 2(i) and 2 (j) of Part A to Schedule II.

       18. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and
(c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than $500,000 in the aggregate. The Company and all ERISA Affiliates have satisfied all of their respective contribution obligations in respect of each Multiemployer Plan. The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries has been disclosed in Note 8 to the Tower Automotive consolidated financial statements contained in the Tower Automotive Annual Report for the fiscal year ended December 31, 1995. Neither the Company nor any ERISA Affiliate is or has been a "contributing sponsor" in any multiple employer pension plan within the meaning of Section 4001 of ERISA.

       19.  Compliance with Law.  (a) Neither the Company nor any Subsidiary
(1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements, the Collateral Documents, the Intercreditor Agreement or the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

       (b) Except as disclosed in Schedule II hereto, the Company and its Subsidiaries are, to the best knowledge of the Company, in compliance with all applicable Environmental Laws, the failure to comply with which would materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements, the Collateral Documents, the Intercreditor Agreement or the Notes.

       20. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

       21. Foreign Assets Control Regulations, etc. Neither the Company nor any Affiliate of the Company is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statue or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

       22. Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

       23. Federal Power Act. The Company is not a "public utility" as such term is defined in the Federal Power Act, as amended.

       24. Interstate Commerce Act. Neither the Company nor any of its Subsidiaries is a "rail carrier" or a person controlled by or affiliated with a "rail carrier", within the meaning of Title 49, U.S.C., and neither the Company nor any of its respective Subsidiaries is a "carrier" to which 49 U.S.C. (S) 11301(b)(1) is applicable.

       25. Lien Recordation. The Collateral Documents (or financing statements or similar notices thereof to the extent permitted or required by applicable law) have been filed for record or recorded in all public offices wherein such filing or recordation is necessary to perfect the security interest granted by such Collateral Documents in the collateral therein described as against creditors of and purchasers from the Company and its Subsidiaries and the Collateral Documents create a valid and perfected first security interest in such collateral effective as against creditors of and purchasers from the Company and its Subsidiaries subject only to encumbrances expressly permitted by the terms of the Agreements and such Collateral Documents.

       26. Solvency. (a) The Company is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay the Company's debts as they become due and greater than the amount that will be required to pay the Company's probable liability on its existing debts as they become absolute and matured. The Company does not intend to incur or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. The Company will not be rendered insolvent by the execution, delivery and performance of its obligations under the Agreements, the Collateral Documents, the Intercreditor Agreement or the Notes. The Company does not intend to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its obligations under the Agreements, the Collateral Documents, the Intercreditor Agreement or the Notes.

       (b) Each of the Subsidiary Guarantors is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay such Subsidiary's debts as they become due and greater than the amount that will be required to pay the Subsidiary's probable liability on its existing debts as they become absolute and matured. No Subsidiary Guarantor intends to incur or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. No Subsidiary Guarantor will be rendered insolvent by the execution, delivery and performance of its obligations under its respective Subsidiary Guaranty. No Subsidiary Guarantor intends to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its obligations under its respective Subsidiary Guaranty.

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by (S)4.1(C) of the Agreements, shall be dated as of and delivered on each Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

            2. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinions of Kirkland & Ellis and Varnum, Riddering, Schmidt & Howlett is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Michigan, the By-laws of the Company and the general business corporation law of the State of Michigan. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Michigan and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

                                   Exhibit D
                              (to Note Agreement)

            DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY

     The closing opinions of Kirkland & Ellis, counsel for the Company, and of Varnum, Riddering, Schmidt & Howlett, Michigan counsel to the Company, which are called for by (S)4.1(C) of the Agreements, shall be dated as of and delivered on each Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and, taken together, shall be to the effect that:

            1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Michigan, has the corporate power and the corporate authority to execute and perform the Agreements, the Collateral Documents to which it is a party and the Intercreditor Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of Capital Stock of the Company have been duly issued, are fully paid and non-assessable and are owned by Tower Automotive.

            2. Tower Automotive is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Collateral Documents to which it is a party and the Intercreditor Agreement and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

            3. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform its respective Subsidiary Guaranty, the Collateral Documents to which it is a party and the Intercreditor Agreement and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of Capital Stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

            4. Each Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights



                                   Exhibit E
                              (to Note Agreement)
     generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            5. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            6. Each of the Subsidiary Guaranties has been duly authorized by all necessary corporate action on the part of the relevant Restricted Subsidiary, has been duly executed and delivered by the relevant Restricted Subsidiary and constitutes the legal, valid and binding obligation of the relevant Restricted Subsidiary enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            7. Each of the Collateral Documents has been duly authorized by all necessary corporate action on the part of the Company, the relevant Restricted Subsidiary or Tower Automotive, has been duly executed and delivered by the Company, the relevant Restricted Subsidiary or Tower Automotive and constitutes the legal, valid and binding obligation of the Company, the relevant Restricted Subsidiary or Tower Automotive enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            8. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance by the Company of the Agreements, the Notes, the Collateral Documents to which it is a party or the Intercreditor Agreement.

            9. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance by the relevant Restricted Subsidiaries or Tower Automotive of the Subsidiary Guaranties, the Collateral Documents or the Intercreditor Agreement.

            10. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreements and the Collateral Documents to which it is a party do not (a) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company (other than the Liens created by the Collateral Documents) pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound or (b) result in a violation of any laws, rules or regulation or any judgment, order, decree, determination or award of any court or governmental authority, the violation of which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements, the Collateral Documents to which it is a party or the Intercreditor Agreement.

            11. The execution, delivery and performance by the Restricted Subsidiaries and Tower Automotive of each of their respective Subsidiary Guaranties, the Collateral Documents and the Intercreditor Agreement does not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of any of the Restricted Subsidiaries or Tower Automotive (other than the Liens created by the Collateral Documents) pursuant to the provisions of the Articles of Incorporation or By-laws of any of the Restricted Subsidiaries or Tower Automotive or any agreement or other instrument known to such counsel to which any of the Restricted Subsidiaries or Tower Automotive is a party or by which any of the Restricted Subsidiaries or Tower Automotive may be bound.

            12. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements and the delivery of the Subsidiary Guaranties do not, under existing law, require the registration of the Notes or the Subsidiary Guaranties under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

            13. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            14. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements, the Collateral Documents to which it is a party or the Intercreditor Agreement.

     The opinion of Kirkland & Ellis shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                      E-3